CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the incorporation by reference in this annual report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 1998 of our report dated February 16, 1999 which appears on page 24 of the annual report to shareholders for teh year ended December 31, 1998.

                                         /s/Parente, Randoph, Orlando, Carey
                                                     & Associates

Williamsport, Pennsylvania
March 25, 1999
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